UNITED SATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                   FORM 8-K





(X) CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)    March 10, 1998
                                                 ----------------------------



                          AMERICAN TELECASTING, INC.
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              (Exact Name of Registrant as Specified in Charter)


      Delaware                      0-23008                 54-1486988
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(State or Other                 (Commission File        (IRS Employer
 Jurisdiction of                 Number)                 Identification No.)
 Incorporation)



5575 Tech Center Drive, Suite 300, Colorado Springs CO              80919
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code    (719) 260-5533
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        (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

     On March 10, 1998, American Telecasting, Inc. issued the following press release:

           NASDAQ STOCK MARKET INFORMS AMERICAN TELECASTING, INC.
                  OF INTENT TO DELIST CLASS A COMMON STOCK



    Colorado Springs, Colorado, March 10, 1998 _ American Telecasting, Inc. ("ATI") (Nasdaq SmallCap: ATEL) announced today that the staff of The Nasdaq Stock Market, Inc. has informed ATI that Nasdaq has determined that ATI is not in compliance with the new net tangible assets/market capitalization/net income requirement pursuant to NASD Marketplace Rule 4310(c)(02) and that the Company's Class A Common Stock is scheduled for delisting from the Nasdaq Stock Market on March 16, 1998.

     Nasdaq procedures permit the Company to request a temporary exception to the new requirements by sending a hearing request to Nasdaq prior to the close of business on March 13, 1998, and that such request will stay the delisting. The Company intends to submit such a hearing request.

     Compliance with the new net assets/market capitalization/net income requirements will require the Company's Class A Common Stock to trade consistently at prices greater than $1-3/8 per share, which is above the current trading price of the stock.

     ATI is unable to predict whether any appeal would be successful. If the appeal is unsuccessful, the Class A Common Stock would be removed from listing on the Nasdaq Stock Market and it would likely be more difficult to buy or sell the Class A Common Stock or to obtain timely and accurate quotations to buy or sell. In addition, the delisting process could result in a decline in the trading market for the Class A Common Stock, which could potentially depress the Company's stock and bond prices, among other consequences.

                                 # # # # # #

     American Telecasting, Inc. is one of the largest operators of wireless cable television systems in the United States, serving approximately 140,000 video subscribers in 33 markets, as of September 1997. Wireless system operators use MMDS, MDS, and ITFS microwave frequencies at approximately 2.5 GHz to deliver multiple channel subscription television programming and high speed Internet access services. For more information, visit ATI's web sites at http://www.amtele.com or http://www.wantweb.net, or call (719) 260-5533.
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American Telecasting, Inc. headquarters are located at 5575 Tech Center
Drive, Suite 300, Colorado Springs, Colorado, 80919.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              AMERICAN TELECASTING, INC.


                                    By: /s/ DAVID K. SENTMAN
                                       ------------------------------------
                                       David K. Sentman
                                       Sr. Vice President and
                                       Chief Financial Officer

Dated: March 11, 1998